Exhibit 99.2

Investor Update	Issue Date: July 25, 2013

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for third quarter and full year 2013.

Capacity

The Company estimates its 2013 consolidated system available seat miles (ASMs) to decrease between 0.75% and 1.75% year-over-year. For the third quarter 2013, the Company estimates its consolidated ASMs to decrease between 0.4% and 1.4% as compared to the same period in the prior year. The Company estimates its third-quarter 2013 consolidated domestic ASMs to decrease between 1.1% and 2.1% and consolidated international ASMs to be between a 0.6% decrease and a 0.4% increase year-over-year.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 0.8 points, mainline international advance booked seat factor is up 1.3 points, mainline Atlantic advance booked seat factor is up 4.2 points, mainline Pacific advance booked seat factor is down 2.0 points and mainline Latin America advance booked seat factor is up 0.5 points. Regional advance booked seat factor is down 0.2 points.

Non-Fuel Expense Guidance

The Company expects 2013 consolidated cost per ASM (CASM), excluding profit sharing, fuel, third-party business expenses and special charges, to increase 5.5% to 6.5% year-over-year. For the third quarter 2013, the Company expects CASM, excluding profit sharing, fuel, third-party business expenses and special charges, to increase 6.4% to 7.4% year-over-year.

The Company expects to record approximately $230 million of third-party business expenses in the third quarter and $760 million for the full year. Full year third-party business expense guidance is higher than guidance provided in April 2013 due to extending a contract to sell aircraft fuel from the Company to a third party. The Company expects the volume of fuel sales to accelerate in the second half of the year. The agreement results in revenue, recorded in other revenue, and expense, recorded in other operating expense, which are unrelated to the operation of the airline.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of cash-settled hedges, to be $3.16 per gallon for the third quarter and $3.15 for the full year based on the forward curve as of July 18, 2013.

Non-Operating Expense

The Company estimates non-operating expense to be between $85 million and $115 million for the third quarter and between $725 million and $755 million for the full year 2013. Based on the forward curve as of July 18, 2013, the Company estimates the impact of fuel derivatives would be a gain of $80 million for the third quarter and a gain of $50 million for the full year, which are included in the non-operating expense guidance above.

Profit Sharing and Stock-Based Compensation

The Company pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation program expense, as profit sharing to employees when pre-tax profit, excluding special items, profit sharing expense and stock compensation program expense, exceeds $10 million. Stock compensation expense for the purposes of the profit sharing calculation is estimated to be $61 million year to date through the third quarter and $75 million for full year 2013.

Capital Expenditures and Debt and Capital Lease Payments

In the third quarter, the Company expects between $590 million and $610 million of gross capital expenditures and between $370 million and $390 million of net capital expenditures, including purchase deposits. For the full year, the Company expects approximately $2.5 billion of gross capital expenditures and $1.7 billion net capital expenditures, including purchase deposits.

The Company expects scheduled debt and capital lease payments and pre-payments to amount to $0.3 billion for the third quarter and $2.3 billion for the full-year 2013.

Pension Expense and Contributions

The Company estimates its pension expense will be approximately $205 million for 2013. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company has made $136 million of cash contributions to its tax-qualified defined benefit pension plans year-to-date. The Company’s remaining minimum funding requirement is approximately $60 million for 2013.

Taxes

The Company currently expects to record minimal cash income taxes in 2013.

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Company Outlook

Third-Quarter and Full-Year 2013 Operational Outlook

	Estimated 3Q 2013			Year-Over-Year % Change Higher / (Lower)			Estimated FY 2013			Year-Over-Year % Change Higher / (Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	28,230	-	28,521	(2.9%)	-	(1.9%)
Atlantic	13,142	-	13,271	1.5%	-	2.5%
Pacific	10,023	-	10,125	(1.7%)	-	(0.7%)
Latin America	4,911	-	4,960	(0.3%)	-	0.7%
Total Mainline Capacity	56,306	-	56,877	(1.5%)	-	(0.5%)
Regional[1]	8,497	-	8,584	(1.2%)	-	(0.2%)
Consolidated Capacity
Domestic	36,450	-	36,822	(2.1%)	-	(1.1%)	137,529	-	138,930	(1.8%)	-	(0.8%)
International	28,353	-	28,639	(0.6%)	-	0.4%	106,971	-	108,059	(1.7%)	-	(0.7%)
Total Consolidated Capacity	64,803	-	65,461	(1.4%)	-	(0.4%)	244,500	-	246,989	(1.75%)	-	(0.75%)
Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America

Total Mainline System Traffic			Traffic guidance to be provided at a future date
Regional System Traffic[1]
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic
Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America

Total Mainline Load Factor			Load factor guidance to be provided at a future date
Regional Load Factor[1]
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus in 2012.

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Company Outlook

Third-Quarter and Full-Year 2013 Financial Outlook

	Estimated 3Q 2013	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2013	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue

Regional Passenger Unit Revenue	Revenue guidance to be provided at a future date
Consolidated Passenger Unit Revenue
Cargo and Other Revenue ($B)
Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	13.34 - 13.42	3.8% - 4.4%	13.65 - 13.74	2.6% - 3.2%
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	14.15 - 14.23	3.0% - 3.6%	14.46 - 14.55	1.8% - 2.4%
Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	8.63 - 8.71	7.9% - 8.9%	8.95 - 9.04	7.1% - 8.1%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.11 - 9.19	6.4% - 7.4%	9.43 - 9.52	5.5% - 6.5%
Third-Party Business Expenses ($M)	$230		$760
Select Expense Measures ($M)
Aircraft Rent	$230		$940
Depreciation and Amortization	$430		$1,680
Fuel Expense
Mainline Fuel Consumption (Million Gallons)	845		3,185
Consolidated Fuel Consumption (Million Gallons)	1,040		3,925
Consolidated Fuel Price Excluding Hedges	$3.17 / Gallon		$3.16 / Gallon
Consolidated Fuel Price Including Cash-settled Hedges	$3.16 / Gallon		$3.15 / Gallon
Non-Operating Expense ($M)
Non-Operating Expense (including impact of fuel derivatives2)	$85 - $115		$725 - $755
Estimated loss / (gain) on fuel derivatives[2] (incl. in above)	($80)		($50)
Income Taxes
Income Tax Rate	0%		0%
Capital Expenditures ($M)
Gross Capital Expenditures incl. Purchase Deposits	$590 - $610		$2,500
Net Capital Expenditures incl. Purchase Deposits	$370 - $390		$1,700
Debt and Capital Lease Payments ($B)	$0.3		$2.3

1.	Excludes special charges
2.	Includes impact of fuel derivatives related to current and future quarters based on the July 18, 2013 forward fuel curve

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Company Outlook

Fuel Hedges

As of July 18, 2013, the Company had hedged 49% of its projected fuel requirements for 3Q 2013 and 45% for 4Q 2013 using swaps, three-ways and four-ways on heating oil, Brent crude oil, aircraft fuel and diesel fuel.

The table below provides a view of the economic impact of the hedge portfolio on the Company’s July – December 2013 fuel costs given significant moves (up to +/- 20%) in market prices from July 18, 2013 levels (Brent crude spot price of $108.70 per barrel).

July - December 2013 (in $ per gallon)

Change in Market Fuel Prices (1)	Decrease / (Increase) to Unhedged Fuel Cost(2)	Hedge Gain / (Loss) (3)	Net Decrease / (Increase) to Fuel Cost
20%	(0.59)	0.15	(0.44)
10%	(0.29)	0.10	(0.19)
(10%)	0.29	(0.04)	0.25
(20%)	0.59	(0.12)	0.47

(1)	Projected using hypothetical fuel curves parallel to the baseline July 18, 2013 curve.
(2)	Based on estimated July – Dec. 2013 consumption of 2.0 billion gallons excluding taxes and transportation.
(3)	Cash gain or loss including premiums on existing hedges as of July 18, 2013.

Fuel Price Sensitivity

With the Company’s current portfolio, hedge gains/losses are recorded in both fuel expense and non-operating expense (cash settled and non-cash). The table below outlines the Company’s estimated cash hedge impacts at various price points relative to the baseline July 18, 2013 fuel forward curve, where Brent crude spot price was $108.70 per barrel.

Brent Fuel Scenarios*	Cash Hedge Impact	3Q13 forecast	4Q13 forecast
+$40 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$4.13	$4.12
	Hedge Gain/(Loss) ($/gal)	$0.20	$0.22
+$30 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.89	$3.89
	Hedge Gain/(Loss) ($/gal)	$0.18	$0.19
+$20 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.65	$3.65
	Hedge Gain/(Loss) ($/gal)	$0.15	$0.17
+$10 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.41	$3.41
	Hedge Gain/(Loss) ($/gal)	$0.09	$0.11
Current Price ($108.70/bbl)	Fuel Price Excluding Hedge** ($/gal)	$3.17	$3.17
	Hedge Gain/(Loss) ($/gal)	$0.02	$0.02
($10) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$2.93
	Hedge Gain/(Loss) ($/gal)	($0.01)	($0.02)
($20) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.70	$2.70
	Hedge Gain/(Loss) ($/gal)	($0.05)	($0.08)
($30) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.46	$2.46
	Hedge Gain/(Loss) ($/gal)	($0.13)	($0.18)
($40) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.22	$2.22
	Hedge Gain/(Loss) ($/gal)	($0.21)	($0.29)

*	Projected fuel scenarios represent hypothetical fuel forward curves parallel to the baseline July 18, 2013 curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs

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Company Outlook

Fleet Plan

As of July 25, 2013, the Company’s fleet plan was as follows:

	Mainline Aircraft in Scheduled Service
	YE 2012	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2013	FY Δ
B747-400	23	—	—	—	—	23	—
B777-200	74	—	—	—	—	74	—
B787-8	5	1	—	1	1	8	3
B767-200/300/400	56	—	(5)	—	—	51	(5)
B757-200/300	154	(2)	(2)	(6)	(13)	131	(23)
B737-500/700/800/900	238	2	—	6	7	253	15
A319/A320	152	—	—	—	—	152	—
Total Mainline Aircraft	702	1	(7)	1	(5)	692	(10)

	Regional Aircraft in Scheduled Service
	YE 2012	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2013	FY Δ
Q400	16	5	5	1	5	32	16
Q300	5	—	—	—	—	5	—
Q200	16	—	—	—	—	16	—
ERJ-145	270	—	5	2	—	277	7
ERJ-135	7	2	—	—	—	9	2
CRJ200	75	—	1	(1)	—	75	—
CRJ700	115	—	—	—	—	115	—
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—
Total Regional Aircraft	551	7	11	2	5	576	25

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	3Q 2013
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	355	355	$—
$1 million - $38 million	355	355	—
$39 million - $64 million	355	373	2
$65 million - $114 million	355	385	4
$115 million - $305 million	355	390	6
$306 million or greater	355	394	9

	Full Year 2013
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	346	346	$—
$1 million - $152 million	346	346	—
$153 million - $255 million	346	373	12
$256 million - $454 million	346	385	20
$455 million - $1.214 billion	346	390	26
$1.215 billion or greater	346	394	40

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Non-GAAP to GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business.

	Estimated 3Q 2013		Estimated FY 2013
Mainline Unit Cost (¢/ASM)	Low	High	Low	High
Mainline CASM Excluding Profit Sharing	13.75	13.83	14.01	14.10
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	13.75	13.83	14.01	14.10
Less: Third-Party Business Expenses	0.41	0.41	0.36	0.36

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	13.34	13.42	13.65	13.74
Less: Fuel Expense (c)	4.71	4.71	4.70	4.70

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	8.63	8.71	8.95	9.04

Consolidated Unit Cost (¢/ASM)	Low	High	Low	High
Consolidated CASM Excluding Profit Sharing	14.50	14.58	14.77	14.86
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	14.50	14.58	14.77	14.86
Less: Third-Party Business Expenses	0.35	0.35	0.31	0.31

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	14.15	14.23	14.46	14.55
Less: Fuel Expense (c)	5.04	5.04	5.03	5.03

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.11	9.19	9.43	9.52

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A, Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com

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